Exhibit 10.2

AMENDMENT NO. 2
TO THE
RUDDICK CORPORATION FLEXIBLE DEFERRAL PLAN
(Amended and Restated July 1, 2009)

WITNESSETH:

WHEREAS, Ruddick Corporation ("Ruddick") sponsors the Ruddick Corporation Flexible Deferral Plan ("FDP"), an unfunded nonqualified deferred compensation plan for designated key employees and directors; and

WHEREAS, in Section 9.1 of the FDP, Ruddick reserved the right to amend the FDP at any time in whole or in part;

WHEREAS, in Section 9.1 of the FDP, the Administrative Committee is granted the right, in its sole discretion, to amend the FDP unless such amendment results in significantly increased FDP expenses;

WHEREAS, Ruddick desires to amend the FDP to eliminate deferral contributions of Director Fees;

WHEREAS, the Administrative Committee approved at its November 4, 2010 meeting an amendment to the FDP to eliminate deferral contributions of Director Fees as provided herein.

NOW THEREFORE, in order to effect the foregoing, the FDP is hereby amended as follows:

      Notwithstanding any other provisions of the Plan to the contrary, Participants may not elect to defer Director Fees under the Plan for Plan Years beginning on and after January 1, 2011.

Except as expressly or by necessary implication amended hereby, the FDP shall continue in full force and effect.

IN WITNESS WHEREOF, Ruddick has caused this instrument to be executed this 18th day of January, 2011 by its duly authorized officer effective as provided herein to be effective January 1, 2011.

RUDDICK CORPORATION

/s/ John B. Woodlief
John B. Woodlief, Vice President - Finance and Chief Financial Officer